As filed with the Securities and Exchange Commission on April 14, 2017

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Auris Medical Holding AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Bahnhofstrasse 21 6300 Zug Switzerland
(Address, Including Zip Code of Principal Executive Offices)

Auris Medical Holding AG Equity Incentive Plan, as amended
(Full title of Plans)

National Corporate Research, Ltd. 10 East 40th Street New York, New York 10016 (212) 947-7200
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                        Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Shares, nominal value CHF 0.40 per share	5,141,000	$0.72	$3,701,520	$429.01
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) common shares, nominal value CHF 0.40 per share (“Common Shares”), of Auris Medical Holding AG (the “Registrant”), issuable pursuant to the Auris Medical Holding AG Equity Incentive Plan, as amended (the “EIP”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under the EIP by reason of any share dividend, share split or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee for Common Shares to be issued pursuant to the EIP, based on the average of the high and low prices reported for a Common Share on the NASDAQ Global Select Market on April 7, 2017.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 5,141,000 Common Shares that are issuable at any time or from time to time under the EIP. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the EIP with the U.S. Securities and Exchange Commission (the “Commission”) on December 8, 2014 (Registration File No. 333-200805), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)       The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on March 14, 2017 (Registration File No. 001-36582).

(b)       All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2016.

(c)        The description of the Registrant’s Common Shares which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A (Registration File No. 001-36582), dated July 29, 2014 and amended on June 1, 2016, including any amendments or supplements thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Articles of Association of Auris Medical Holding AG (incorporated by reference to exhibit 4.1 of the Registration Statement on Form F-3 filed with the Commission on April 14, 2017)
4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on July 21, 2014 (Registration File No. 333-197105))
5	Opinion of Walder Wyss Ltd., Swiss counsel to the Registrant (filed herewith)
23.1	Consent of Deloitte AG (filed herewith)
23.2	Consent of Walder Wyss Ltd., Swiss counsel to the Registrant (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1	Auris Medical Holding AG Equity Incentive Plan, as amended (filed herewith)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland on this 14th day of April, 2017.

Auris Medical Holding AG

By:	/s/ Thomas Meyer
Name: Thomas Meyer
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Meyer, Hernan Levett and Anne Sabine Zoller and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas Meyer	Chief Executive Officer and Director	April 14, 2017
Thomas Meyer	(principal executive officer)

/s/ Hernan Levett	Chief Financial Officer	April 14, 2017
Hernan Levett	(principal financial officer and principal accounting officer)

/s/ Armando Anido	Director	April 14, 2017
Armando Anido

/s/ Oliver Kubli	Director	April 14, 2017
Oliver Kubli

/s/ Berndt A.E. Modig	Director	April 14, 2017
Berndt A.E. Modig

/s/ Antoine Papiernik	Director	April 14, 2017
Antoine Papiernik

/s/ Calvin Roberts	Director	April 14, 2017
Calvin Roberts

	Director	April 14, 2017
Mats Peter Blom

/s/ Colleen A. DeVries	SVP of National Corporate Research, Ltd.	April 14, 2017
Colleen A. DeVries	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number
4.1	Articles of Association of Auris Medical Holding AG (incorporated by reference to exhibit 4.1 of the Registration Statement on Form F-3 filed with the Commission on April 14, 2017)
4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on July 21, 2014 (Registration File No. 333-197105))
5	Opinion of Walder Wyss Ltd., Swiss counsel to the Registrant (filed herewith)
23.1	Consent of Deloitte AG (filed herewith)
23.2	Consent of Walder Wyss Ltd., Swiss counsel to the Registrant (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1	Auris Medical Holding AG Equity Incentive Plan, as amended (filed herewith)